                                                                   EXHIBIT 10VVV

                             ASSET SALE AGREEMENT

                                  by and among

                           BAUSCH & LOMB INCORPORATED


                                      and

                               MONROE LITHO INC.


                             Dated December 1,1995

  THIS ASSET SALE AGREEMENT is dated as of December 1, 1995, and is by and among Bausch & Lomb Incorporated, a New York corporation ("Seller") and Monroe Litho Inc., a New York corporation ("Buyer").

  WHEREAS, Seller's Graphic Operations Department possesses equipment; personnel and expertise sufficient to provide for Seller overall capabilities comparable to commercial printers, including concept design, design and print coordination, fill service printing of manufacturing, marketing and administrative materials, and bindery services (the "Business"); and

  WHEREAS, Buyer desires to buy substantially all of the assets, obtain certain rights and assume certain specified liabilities of Seller related to the Business, and Seller desires to sell and provide such assets and rights to Buyer upon such assumption, all on the terms and conditions set forth herein.

  NOW, THEREFORE, the parties agree as follows:


                                   ARTICLE 1

                          PURCHASE AND SALE OF ASSETS
                          ---------------------------

  1.1    Transfer of Purchased Assets. Upon and subject to this Agreement, and
         -----------------------------
except as provided in Section 1.2 hereof, on the Closing Date, (defined in
Section 1.6), in consideration of (i) payment of the Consideration, (defined in
Section 1.4) and (ii) assumption of the Assumed Liabilities, (defined in Section 1.3), Seller shall sell to Buyer, and Buyer shall acquire from Seller, certain of Seller's assets and rights used exclusively in the Business (collectively, the "Purchased Assets"), as follows:
    ----------

       (a)  Equipment. Supplies and Fixed Assets. The equipment, machinery,
            -------------------------------------
supplies, parts, and all other fixed assets and tangible personal property owned by Seller and used in connection with the Business on the Closing Date, as further identified on Schedule 1.1 (a) hereto (collectively, the "Equipment.
                      ----------------                           -----------
Supplies and Fixed Assets");
- ----------------------------

          (b)  Inventory. All inventory exclusively related to the Business
               ----------
including, without limitation, raw materials and work in process, owned by Seller on the Closing Date, subject to Section 4.2 hereof providing for the identification by Seller and Buyer of obsolete inventory as of the close of business on the Closing Date (collectively, the "Inventory");

          (c)  Contracts. Seller's right, title and interest on the Closing Date
               ----------
in and to all contracts, arrangements, license agreements, personal property leases and other agreements of Seller which primarily are related to the Business and which are identified on Schedule 1.1(c) hereto (collectively, the
                                     ---------------
"Assigned Contracts");
- ----------------------

          1.2     Excluded Assets. The Purchased Assets transferred pursuant to
                  ----------------
this Agreement shall be only those described in Section 1.1 and shall, without limitation, not include the following (collectively, the "Excluded Assets"):
                                                         -------------------

          (a) Cash. Marketable Securities. Any cash and marketable securities
              ----------------------------
owned by Seller;

          (b) Accounts Receivable. Any amounts owed by any third party, or by
              --------------------
Seller or any direct or indirect subsidiary of Seller, on the Closing Date to the Business;

          (c)  Pension Plan: 401(k) Plan. Any pension and savings plans and
               --------------------------
trusts in which the employees of the Business participate and any assets thereof

          (d) Excluded Contract Rights. The rights of Seller under any of the
              -------------------------
contracts, agreements or understandings described in Schedule 1.2 (d) hereto
                                                     ----------------
(collectively, the "Excluded Contract Rights");
                   -------------------------

          (e) Film and Plates. Title to film, plates and any other similar
              ----------------
material including, without limitation, electronic or other media which stores images or other material which has been created prior to the Closing Date for the purpose of producing printed material for Seller shall remain in Seller, while possession of same will be transferred to Buyer for purposes of providing printing materials to Seller after Closing;

          (f) Other Excluded Assets. The rights of Seller in
              ----------------------
and to any assets which are not exclusively related to the Business.

     1.3    Assumption of Liabilities. On the Closing Date, Buyer shall assume
            --------------------------
and agree to pay and perform the following liabilities of Seller existing as of the Closing Date, but only to the extent specifically set forth below (collectively, the "Assumed Liabilities"):
                   -----------------------

         (a) The obligations of Seller for future performance under the Assigned Contracts and the obligation to provide Printing Materials (defined in Section 4.10) for 1996 in accordance with the pricing matrices identified on Schedule
                                                                     --------
4.10(d) hereof,
- -------

         (b)  Severance. Seller's liability for severance payments to employees
               ----------
of the Business, as set forth in Section 4.8 hereof,

          (c)  Work in Process. Completion of uncompleted printing materials as
               ----------------
of the Closing Date at previously agreed-to Bausch & Lomb prices identified in the manner set forth on Schedule 1.3(c) hereto, provided that the price paid for
                                                --------
work-in-process, plus the cost to complete same, shall not exceed the internal price therefor, as set forth in the job jacket, such that Seller shall bear the exposure for jobs which are over budget because of acts occurring before transfer.

     1.4  Consideration. In consideration of Seller's performance of this
          --------------
Agreement and the transfer and delivery of the Purchased Assets to Buyer, Buyer shall:

          (a) Pay to Seller at the Closing TWO MILLION FIVE HUNDRED TWENTY-EIGHT THOUSAND AND NO/I 00 DOLLARS ($2,528,000.00), adjusted to reflect the fair market value, as reasonably agreed to by the parties, of equipment added to or subtracted from the list of equipment set out as Schedule 1.1(a) hereto (the
                                                 ---------------
"Asset Consideration");
- -----------------------

          (b) Pay to Seller at the Closing, BEE HUNDRED ELEVEN THOUSAND AND NO/I 00 DOLLARS ($311,000.00) reflecting Seller's actual direct cost of all Inventory and supplies on the Closing Date, as reasonably agreed to by the parties (the "Inventory Consideration") (together, the Asset and Inventory Consideration shall be referred to as the Consideration);

          (c)  Assume the Assumed Liabilities; and

          (d) The parties shall allocate the Consideration across the Purchased Assets as set forth on Schedule 1.4(d) hereto. Neither party shall take any tax
                       ---------------
reporting position which is inconsistent with such allocation.

     1.5    Post-Closing Adjustments to Consideration.
            ------------------------------------------

          (a) Up to SIX HUNDRED THOUSAND AND NO/lOO DOLLARS ($600,000.00) of the Asset Consideration shall be subject to repayment by Seller to Buyer in accordance with Section 4.10(a) hereof

          (b) The Inventory Consideration shall be subject to adjustment after the Closing Date, based upon the difference between the amount calculated in accordance with Section 1.4(b) hereto and the actual direct cost of Inventory and supplies sold and transferred by Seller to Buyer. Such actual amount shall be calculated first by Seller based on financial statements of the Business prepared in a manner consistent with past practice by Seller as of the Closing Date. Seller shall provide such calculation to Buyer within thirty (30) days her the Closing Date. Buyer shall have fifteen (15) days to review same, after which Buyer shall notify Seller of any exceptions thereto. To the extent any exceptions are taken, such amount shall be the subject of further resolution as provided below. Any adjustments which are not the subject of exception shall be paid immediately by the appropriate party to the other. Within ten (10) days alter the Buyer's taking of exception, the parties shall appoint a mutually acceptable third party to review and decide upon appropriate treatment of any disputed amounts, which review shall be completed within ten (10) days alter such appointment. If the parties cannot agree on a third party decision-maker, each shall appoint an agent to decide upon same, and the parties' agents shall choose a decision-maker, which decision-maker shall render a decision within ten (10) days alter selection. The disputed amount shall be paid as appropriate immediately alter rendering of the decision-maker's decision, which shall be final and binding. The costs and fees of the decision-maker shall be divided equally between the parties.

     1.6    The Closing.
            ------------

          (a) The closing of the transactions provided for in this Agreement (the "Closing") shall take place at Seller's offices at One Bausch & Lomb Place in Rochester, New York at 1:00 p.m., local time, on December 1, 1995, or at such other time and place and on such other date as Buyer and Seller may mutually agree. The date on which the Closing actually occurs is herein referred to as the "Closing Date". The Closing shall be effective as of the close of business
    ---------------
on the Closing Date.

         (b) At the Closing, Buyer shall deliver to Seller (i) the Consideration by wire transfer in immediately available hinds to Seller's account at Citibank (Account #0000-2022, Reference Print Shop, ABA #021000089); (ii) an agreement for the assumption by Buyer of the Assumed Liabilities (the "Assignment and
                                                            ---------------
Assumption Agreement"), duly executed by Buyer; and (iii) such other instruments
- -----------------------
as shall be required of Buyer pursuant to this Agreement.

        (c) At the Closing, Seller shall deliver to Buyer (i) the Assignment and Assumption Agreement, duly executed by Seller, and (ii) a Bill of Sale transferring to Buyer all of Seller's right, title and interest in and to the Purchased Assets (the "Bill of Sale"). Buyer shall pay the cost of any
                      ----------------
conveyance, deed, transfer, excise, stamp, sales, use, recording or similar taxes or fees arising out of the sale, transfer, conveyance or assignment of any of the Purchased Assets. Without limiting the foregoing, Seller shall collect New York State Sales Tax of 8% on the Consideration at Closing unless Buyer provides Seller with a valid exemption certificate for machinery and equipment and a valid resale certificate for inventory or other evidence, reasonably acceptable to Seller, to the effect that no such tax is due.


                                   ARTICLE 2

                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

  Seller represents and warrants to Buyer as follows:

     2.1    Organization: Qualification. Seller is a corporation duly organized,
            ----------------------------
validly existing and in good standing under the laws of New York.

     2.2    Authority Relative to this Agreement. Seller has hill power and
            -------------------------------------
authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. All actions necessary to be taken by or on the part of Seller to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby have been duly and validly taken. This Agreement has been duly and validly executed and delivered by Seller and, assuming due execution and delivery by Buyer, constitutes a valid and binding agreement of Seller enforceable against Seller in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally as at the time in effect and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     2.3    Consents and Approvals: No Violation. Neither the execution,
            -------------------------------------
delivery and performance of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority or any third party, except where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not have a materially adverse effect on the Business.

     2.4    Title and Condition of Purchased Assets Etc.
            --------------------------------------------

       (a) Seller has title to all of the Purchased Assets which are material to the Business free and clear of all mortgages, security interests, liens, claims, charges or other encumbrances (collectively "Liens"), except for any Liens for current taxes and assessments not yet past due.

        (b) To Seller's knowledge, the Purchased Assets are in operating condition.

     2.5    Insurance. All material property and casualty insurance policies
            ----------
which currently insure Seller with respect to the Purchased Assets or the Business are listed on Schedule 2.5.
                       -------------

     2.6    Employee Benefit Plans: Labor Matters.
            --------------------------------------

       (a) Except as set forth on Schedule 2.6(a) ("Pension Plans"), there are
                                  ----------------------------------
no pension plans (as defined in Section 3(2) of ERISA) which Seller, maintains or to which Seller is, directly or indirectly, required to contribute in connection with the Business.

       (b) Except as set forth on Schedule 2.6(b) ("Employee Benefit Plans") and
                                  ------------------------------------------
except for the Pension Plans, there are no oral or written employee insurance, health, welfare, bonus, incentive compensation, retirement, pension or other employee benefit plans of the Seller in which employees of the Business participate.

        (c)  Seller' has complied with ERISA with respect to the Pension Plans.

        (d) Seller is not obligated by or subject to any collective bargaining agreement governing employees of the Business.

     2.7  Legal Proceedings. Etc. There is no claim, action, proceeding or
          -----------------------
investigation pending or, to the knowledge of Seller, threatened against or relating to Seller with respect to the Purchased Assets or the Business before any court or governmental or regulatory authority or body.

     2.8  Agreements.
          -----------

          (a) Except for agreements made in connection with this Agreement and the transactions contemplated hereby, Seller is not as of the date hereof a party to, or bound by, any material agreement of any kind to be performed in whole or in part alter the Closing Date and which relates to the Purchased Assets or the Business. Solely for the purpose of this Section 2.8, the term "material agreement" shall mean any single agreement which is not entered into
- --------------------
in the ordinary course of business or cancelable by Seller on 60 days' or less notice and involves the payment by Seller, subsequent to the date of this Agreement, of more than $10,000 in any 12- month period.

          (b) The Assigned Contracts are valid and binding obligations of Seller and are in hill force and effect and Seller is not in default thereunder, nor has Seller received notice or information as to a threatened default by the other party thereto.

          (c) All printing materials provided by the Business are paid for alter completion of performance, it being the intent of the parties that Buyer shall not assume any accrued liability for Printing Materials which have been paid for but not performed.

     2.9    Brokers. There is no broker or finder or other person who would have
            --------
any valid claim against Buyer for a fee, commission or brokerage in connection with this Agreement or the transactions contemplated hereby as a result of any agreement, understanding or action by Seller.

     2.10   Taxes. Seller has filed, with respect to the Business, all tax
            ------
returns required to be filed for all periods through the Closing Date, and has paid all amounts shown to be due thereon.

     2.11   Environmental Compliance. Seller has not received notice of, has not
            -------------------------
been charged with and does not otherwise have actual knowledge of any failure to comply, with respect to the Business, with any law, rule or regulation governing or regulating the use, handling, storage or disposal of hazardous or toxic chemicals, waste or substance or other pollutant or contaminant.

     2.12   No Other Representations or Warranties. Except for the
            ---------------------------------------
representations and warranties contained in this Article 2, neither Seller nor any other person makes any representation or warranty to Buyer, express or implied, and Seller hereby disclaims any such representation or warranty, whether by Seller or any of its agents or representatives or any other person, notwithstanding the delivery or disclosure to Buyer or any of its officers, directors, employees, agents or representatives or any other person of any document or other information by Seller or any of its agents or representatives or any other person. EXCEPT AS SPECIFICALLY PROVIDED HEREIN, SELLER MARES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT
                   -----------
OR OTHER FIXED ASSETS, INCLUDING, WITHOUT LIMITATION, THEIR DESIGN, CAPACITY, CONDITION, MERCHANTABILITY OR THEIR FITNESS FOR USE OR FOR ANY PARTICULAR PURPOSE, AND SELLER HEREBY DISCLAIMS ALL SUCH REPRESENTATIONS AND WARRANTIES. THE SALE OF THE PURCHASED ASSETS IS MADE ON AN "AS IS" BASIS AND "WITH ALL FAULTS."


                                   ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     Buyer represents and warrants to Seller as follows:

     3.1    Organization. Buyer is a corporation duly organized, validly
            -------------
existing and in good standing under the laws of New York.
                                                ---------

     3.2    Authority Relative to this Agreement. Buyer has hill corporate power
            -------------------------------------
and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. All actions necessary to be taken by or on the part of Buyer to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby have been duly and validly taken. This Agreement has been duly and validly executed and delivered by Buyer and, assuming due execution and delivery by Seller, constitutes a valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally as at the time in effect and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     3.3    Consents and Approvals: No Violation. Neither the execution,
            -------------------------------------
delivery and performance of this Agreement by Buyer nor the consummation of the transactions contemplated hereby require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not affect the ability of Buyer to consummate the transactions contemplated by this Agreement.

     3.4    Financing. Buyer has, and will have at the Closing Date, sufficient
            ----------
cash to pay Seller the Consideration.

     3.5    Trademarks. Buyer shall not use the trade name "Bausch & Lomb" or
            -----------
any other intellectual property asset of Seller, in whole or in part. Buyer acknowledges that Seller is the owner of all right, title and interest in and to such trade name or other intellectual property assets.

     3.6    Inspection. Before entering into this Agreement, Buyer inspected and
            -----------
examined the Purchased Assets as hilly as it desired.

     3.7    Brokers. There is no broker or finder or other person who would have
            --------
any valid claim against Seller for a fee, commission or brokerage in connection with this Agreement or the transactions contemplated hereby as a result of any agreement, understanding or action by Buyer. Buyer shall be solely responsible for all fees and expenses of any broker, finder or other person engaged by or on behalf of it or otherwise claiming through it in connection with the transactions contemplated by this Agreement.


                                   ARTICLE 4

                            COVENANTS OF THE PARTIES
                            ------------------------

     4.1.   Conduct of the Business. Seller will not, with respect to the
            ------------------------
Business or the Purchased Assets, prior to the Closing Date without the consent of Buyer:

          (a) Sell or otherwise dispose of or abandon any of the Purchased Assets other than Inventory in the ordinary course of business;

          (b) Increase the rate or terms of compensation payable or to become payable by Seller to any of the Business' employees, except increases occurring in the ordinary course of business in accordance with its customary practices (which shall include normal periodic performance reviews and related compensation and benefit increases), and except for pro rata merit pay increases to be instituted immediately before the Employee Transfer Date as described on
Schedule 4.1(b) hereto;
- ---------------

          (c) Enter into any agreement, commitment or transaction (including without limitation any borrowing, capital expenditure or capital financing), material to the business, operations or financial condition of the Business, except agreements, commitments or transactions in the ordinary course of business consistent with past practice; or

          (d) Transfer, mortgage, pledge, grant any security interest or permit the imposition of any lien or other encumbrance on any of the Purchased Assets.

     4.2    Inventory Adjustment. As of the Closing Date, Buyer and Seller shall
            ---------------------
conduct a joint inspection of the inventory exclusively related to the Business which is intended to be transferred to Buyer hereby, and the parties shall, at that time, identify items of inventory which are "obsolete" or "unusable", which items shall not be included in the Purchased Assets, and the Consideration shall be adjusted accordingly. Any inventory identified as obsolete or unusable shall be retained by Seller..

     4.3    Access to Information.
            ----------------------

       (a) Between the date of this Agreement and the Closing Date, Seller will, during ordinary business hours and upon reasonable advance notice, give Buyer and its authorized representatives reasonable access to the books, records, offices and other facilities and properties of the Business, provided, however,
                                                             ------------------
that (i) any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of Seller, (ii) Seller shall not be required to take any action which would constitute a waiver of the attorney-client privilege, and (iii) Seller need not supply Buyer with any information which Seller is under a legal obligation not to supply.

       (b) Any information provided pursuant to this Agreement shall be held by Buyer in accordance with and shall be subject to the terms of the
Confidentiality Agreement, dated September 26, 1995, of Buyer in favor of Seller (the "Confidentiality Agreement") until the Closing.
     ----------------------------

     4.4    Expenses. All costs and expenses incurred in connection with this
            ---------
Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated, except as otherwise expressly provided herein.

     4.5    Further Assurances. Subject to the terms and conditions of this
            -------------------
Agreement, each of the parties hereto will use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

     4.6    Taxes. Seller shall file, with respect to the Business, all tax
            ------
returns required to be filed for all periods through the Closing Date, and shall pay all amounts shown to be due thereon. Buyer shall be solely responsible for, and make timely payment of, any state or local taxes resulting from the consummation of the transactions contemplated hereby (other than any state or local income tax liabilities of Seller), including, but not limited to any state and local sales and use -taxes and state and local transfer taxes imposed as a result of the transactions contemplated hereby. Seller shall cooperate in providing any documents or affidavits necessary for any filings. Buyer shall indemnify, defend and hold harmless Seller against and from any and all liability, cost, loss or expense (including reasonable attorneys' fees) to them or any of them arising out of the imposition of any state or local taxes resulting from the consummation of the transactions contemplated hereby (other than any state or local income tax liabilities of Seller). The covenants contained in this Section
4.6 shall survive the Closing Date until hilly discharged.

     4.7    Public Announcements. Except as may be required by law or necessary
            ---------------------
for required reporting purposes, neither Seller nor Buyer shall issue any press release concerning the transactions contemplated by this Agreement, nor any public disclosure or announcement which describes material aspects of any such transaction, without the prior written consent of the other parties hereto as to both the timing and content of such press release, which consent shall not be unreasonably withheld. A statement by either party to a third party confirming that such a transaction took place shall not require the prior written consent of the other party.

     4.8    Employees and Employee Benefit Plans.
            -------------------------------------

          (a) From the Closing Date until December 29, 1995 (the "Employee Transfer Date") the employees of the Business shall be made available to Buyer to operate the Business for the benefit of Buyer during such period. Seller shall continue to pay such employees salary and benefits at their current rates, and shall make such withholdings or other payments in connection with the continued employment of such persons as may be consistent with Seller's ordinary practices or as may be required by law. Upon the Closing, the parties shall execute an Employee Leasing Agreement to reflect the foregoing arrangements.


          (b)    Buyer shall offer all employees listed on Schedule 4. 1(b) and
                                                           ----------------
who are employed by Seller in the Business on the Employee Transfer Date employment on and alter the Employee Transfer Date at wages or salaries at least as favorable as their current employment by Seller. Seller shall assume and pay for accrued but unused 1995 vacation and personal days of Seller's employees as of the Employee Transfer Date.

          (c) Buyer shall provide the same benefits as those provided by Buyer to its employees. Buyer shall credit such employees with all time of service with Seller in any of Buyer's employee benefit plans, including, without limitation, its pension plans, except to the extent Buyer is legally prevented from doing so (assuming Buyer's best efforts to avoid the implication of any legal restrictions). The parties agree that the adjustments, payments and arrangements reflected on Schedule 4. 8(c) hereto shall satisfy the foregoing
                          ----------------
sentence.

          (d) Any former employees of Seller terminated by Buyer within one year alter the Employee Transfer Date shall be paid severance by Buyer to the extent they are entitled to same (based upon years of service with Seller as set forth on Schedule 4.8(d) hereto) in
         ---------------
accordance with Seller's Severance Policy, a copy of which is attached, together with a calculation of applicable severance for the employees of Seller as set forth on Schedule 4.8(d) hereto. The parties acknowledge that Section 4. 10(b)
         ---------------
provides for reimbursement by Seller of a portion of such severance.

          (e) Prior to the Employee Transfer Date, Seller shall take such actions as are necessary to terminate the active participation of the employees of the Business in the Pension Plans.

          (f) The covenants contained in this Section 4.8 shall survive the Closing Date until hilly discharged and are intended to benefit Seller and each employee and retiree of the Business.

          4.9       Insurance. Seller shall, until the Closing Date, maintain in
                    ----------
effect the insurance on the Purchased Assets as set forth in Schedule 2.5 and
                                                             ------------
shall terminate coverage of the Purchased Assets effective at the close of business on the Closing Date.

          4.10    Seller's Purchase Commitment. As an inducement to Seller
                  -----------------------------
continuing its relationship with the Business by purchasing printing and "Printing Materials" (which shall mean and include production of marketing materials, brochures, cartons, and other printed products and components used by Seller or its affiliates, including bindery and production of film plates and other pre-press materials-from the Business post-Closing, the parties agree as follows:

          (a) On or before February 28 of each of 1997, 1998 and 1999 (each, a "Payment Date"), Buyer shall rebate (which may be through a charge against the Consideration or a direct payment, as provided below) to Seller an amount equal to 5% of all amounts collected by Buyer on account of Sales (as defined herein) by Buyer, or any affiliate of Buyer, to Seller or any affiliate of Seller in the fiscal year of Buyer ending immediately prior thereto. Amounts collected for 1996 shall include amounts collected alter the Closing Date and before January 31, 1997. In addition, March 31, 1999 shall be a "Payment Date", and all amounts collected at that time on sales by Buyer or its affiliates to Seller or its affiliates for work performed before January 31, 1999 shall be taken into account in calculating the rebates set forth herein. On or before each Payment Date, Buyer shall provide Seller with a written accounting of all qualifying sales and the rebates due and owing thereon. Rebates which are due and owing shall be charged first against $600,000.00 of the Consideration (such $600,000.00 being referred to herein as the "Rebate Portion of the Consideration") and, if rebates exceed the Rebate Portion of the Consideration, it shall be paid directly by Buyer to Seller within thirty (30) days. If, on the March 31, 1999 Payment Date, the Rebate Portion of the Consideration exceeds rebates earned, such excess shall be refunded within thirty (30) days by Seller to Buyer.

  (b)  (i)    As a material inducement to the commitments of Buyer in Section
4.8 hereof, Seller or its affiliates shall purchase a minimum of $1,000,000.00 in Printing

Materials from Buyer and its affiliates ("Committed Purchases") before April 1, 1996, $1,500,000.00 in additional Committed Purchases before each of July 1, 1996 and October 1, 1996, and $2,000,000.00 in additional Committed Purchase before December 31, 1996. For purposes of the foregoing sentence, Sales in 1995 (including uncompleted work assumed by Buyer, less the cost of work in process purchased) shall constitute first quarter 1996 Sales. In addition, Sales in excess of the minimum Committed Purchases for any calendar quarter may be applied against minimum Committed Purchases for the next succeeding calendar quarter.

          (ii) As Buyer's sole remedy for failure of the commitment identified in the foregong subparagraph (b)(i), and without affecting rebate entitlement under subparagraph (a) above, Buyer shall have the right, but not the obligation, to terminate a pro rata share (rounded to the nearest whole number) of the 38 employees of Seller whom Buyer has committed to employ (the "Committed Employees") which corresponds to the percentage by which the Sales for any quarter as defined above are less than the quarterly purchase commitment set forth above. For employees terminated pursuant to this Section 4. 10(b), Seller shall reimburse Buyer the cost of such severance, as calculated pursuant to
Schedule 4.8(d) actually paid (including any unused vacation pay and taxes) in
- ---------------
accordance with Section 4.8(d) hereof at a 50% rate until 50% of the Committed Employees have been terminated in accordance herewith and at a 100% rate for the remaining 50% of the Committed Employees terminated in accordance herewith.

          (iii) The purchase commitments identified in subparagraph 4.1 0(b)(i) above shall be reduced on a pro rata basis to the extent the actual number of employees accepting offers of employment by Buyer alter the Closing is less than 38, in which case the definition of "Committed Employees" set forth in subparagraph 4.1 0(b)(ii) above shall be adjusted to reflect the greater of such actual number or thirty (30). The adjustment described herein shall occur as of the Employee Transfer Date. Seller shall not hire the Committed Employees identified on Schedule 4.10(b) hereto during the first year alter Closing
              ----------------
without Buyer's prior approval, which approval shall not be unreasonably withheld.

          (c) For purposes of this Section 4.10, "Sales" shall include the total amount billed to Seller or its affiliates by Buyer or its affiliates for printing and Printing Materials (including Committed Purchases), less the actual direct cost to Buyer of any services which are a component thereof but which are not, in the ordinary course of business, provided directly by Buyer, it being the parties' intent that for purposes of determining whether sales by Buyer and its affiliates should be counted toward the volume commitments and targets identified herein, portions of Printing Materials which are not provided by Buyer or its affiliates shall not be included, provided that the foregoing may
                                               --------
not be used to deduct the cost of raw materials from "Sales" or penalize Buyer for complying with Section 4.13.

          (d) The commitments by Seller set forth herein, including the refund of Consideration by Seller in Section 4.10(a), are contingent upon Buyer (i) being competitive as to quality (including ability to satisfy specifications), service and timeliness of delivery;

(ii) providing materials upon the pricing set forth in Schedule 4.10(d) for at
                                                       ----------------
least one year alter the Closing Date; and (iii) being competitive as to price thereafter; provided that Seller shall place Buyer on notice of Buyer's
            --------
inability to satisfy the foregoing and shall give reasonable opportunity to cure.

     4.11   Physical Transfer of Purchased Assets.
            --------------------------------------

          (a) Delivery by Seller to Buyer of the Purchased Assets shall take place at the premises of Seller located at 1400 North Goodman Street, Rochester, New York (the "Delivery Site"). From the Closing Date until December 29,1995, Buyer may operate the Purchased Assets on the premises under terms and conditions of access which are reasonably acceptable to Seller and which shall not include rent payments. Buyer shall be responsible to dismantle, remove and transport the Purchased Assets from their present location at the Delivery Site, at Buyer's sole risk, cost and expense and shall complete same on or before December 29, 1995, TIME BEING OF THE ESSENCE HEREOF. If Buyer has not vacated by such date, rent shall be charged (and may be collected by offset of any of Seller's obligations to Buyer or its affiliates) at two times the internal rates of Seller (at $19.00 per square foot), except to the extent such failure is within the control of B&L, in which case rent shall be charged at prevailing market rate. Seller and Buyer shall agree upon the time and manner of such transfer, which may or may not occur during regular business hours, depending on Seller's reasonable business needs. Buyer shall indemnify, defend and hold Seller harmless from and against all loss, cost, damage and expense arising out of the acts or omissions of Buyer and its contractors and agents while on the premises of Seller during the period prior to transfer of the Purchased Assets, or otherwise in connection with the transfer of the Purchased Assets.

          (b) Buyer shall, before entering onto Seller's premises alter Closing, present certificates evidencing policies of insurance with the coverages, coverage limits and other features identified on Schedule 4.11 hereto.
                                                 -------------

        4.12  Buyer's Office Space. For at least three years alter the Closing,
              ---------------------
Seller shall allow Buyer to use facilities for a mutually agreeable number of personnel not to exceed six' as reasonably necessary, for estimating graphic design and customer service activities on Seller's premises at 1400 North Goodman Street at no cost to Buyer for purposes of Buyer's providing service and sales support in connection with Seller's purchases of printing materials from Buyer. Either party may terminate the foregoing arrangement upon 60 days notice if required in the reasonable management of its business. Extensions of such time period shall be discussed between the parties and may include reasonable rental payment. Buyer's use of such premises shall be contingent on Buyer's maintenance of insurance in accordance with Schedule 4.11 hereto (sections a, b,
                                            -------------
d, e, f and h only). A certificate of insurance shall be provided to Seller 30 days prior to the expiration of the Certificate of Insurance currently on file with Seller or upon request and shall provide for 30 days advance notice of cancellation, non-renewal or material change. Such use by Buyer of Seller's premises shall be in accordance with all applicable policies, rules and regulations of Seller of which Buyer has received notice. Seller's remedy for Buyer's violation of such a policy, rule or regulation shall be termination of Buyer's use of such premises, having given Buyer a reasonable opportunity to cure such violation.

     4.13   Fulfillment Services. For at least three years alter the Closing,
            ---------------------
Buyer shall use its good faith efforts to purchase fulfillment services that cannot be provided by Buyer from DeRidder, Inc., assuming competitive pricing and timely availability of such services.

     4.14   Retrieval of Film and Plates. Seller shall use commercially
            -----------------------------
reasonable efforts to obtain before and at least one year alter the Closing, possession of the items described in Section 1.2(e) hereof, wherever they may be located, and the parties acknowledge that it is in their mutual best interest to obtain same as soon as possible in order that the commitments identified in
Section 4.10 may be achieved.


                                    ARTICLES

                               CLOSING CONDITIONS
                               ------------------

         5.1  Conditions to Each Party's's Obligations. The respective
              -----------------------------------------
obligations of Seller and Buyer to consummate the transactions contemplated by this Agreement shall be subject to the condition that neither Seller nor Buyer shall be subject to any order, judgment, decree or injunction of a court of competent jurisdiction or governmental body, agency or official nor any applicable law or regulation or executive order which prevents consummation of the transactions contemplated hereby.

        5.2 Conditions to the Obligations of Seller. The obligation of Seller to
            ----------------------------------------
consummate the transaction contemplated hereby shall be further subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

          (a) Buyer shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date;

          (b) The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as though made at and as of the Closing Data (except as otherwise contemplated by this Agreement); and

          (c) Seller shall have received a certificate, dated the Closing Date, certifying to the fulfillment of the conditions set forth in paragraphs (a) and
lb) of this Section 5.2 and signed on behalf of Buyer by an authorized officer of Buyer.

     5.3    Conditions to the Obligations of Buyer.
            ---------------------------------------

      (a) The obligation of Buyer to consummate the transactions contemplated hereby shall be further subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

          (i) Seller shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied by it at or prior to the Closing Date;

          (ii) The representations and warranties of Seller set forth in this Agreement -shall be true and correct in all material respects as of the Closing Date as though made at and as of the Closing Date (except as otherwise contemplated by this Agreement);

          (iii) Buyer shall have received a certificate, dated the Closing Date, signed by an authorized officer of Seller certifying to the fulfillment of the conditions set forth in paragraphs (i) and (ii) of this Section 5.3(a); and

          (iv) There shall have occurred no material loss, damage or casualty to the Purchased Assets.

     (b) In the event that Buyer has actual knowledge on or prior to the Closing Date of any inaccuracy in any representation or warranty of Seller or of any failure of Seller to perform or comply with any of its agreements or obligations contained in this Agreement and Buyer nonetheless consummates the Closing hereunder, Buyer hereby agrees that it shall be deemed to have waived (i) such inaccuracy or failure to perform or comply as a condition to its obligations hereunder and (ii) any and all rights, remedies or other recourse against Seller, or any affiliate thereof, to which Buyer might otherwise be entitled as a result of such inaccuracy or failure to perform or comply.


                                   ARTICLE 6

                                  TERMINATION
                                  -----------

     6.1    Termination. This Agreement may be terminated at any time prior to
            ------------
the Closing Date:

       (a) By mutual written consent of Seller and Buyer;

       (b) By Buyer if there has been a material violation or breach by Seller of any agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition to the obligations of Buyer specified in Section 5.3 impossible and such violation or breach has not been waived by Buyer or cured by Seller within 15 days alter written notice of such violation or breach; or

          (c) By Seller (i) if there has been a material violation or breach by Buyer of any agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition to the obligations of Seller specified in Section 5.2 impossible and such violation or breach has not been waived by Seller or cured by Buyer within 15 days alter written notice of such violation or breach or (ii) if the Closing shall not have occurred on or before December 20,1995, unless such failure to occur is due to the failure of Seller to perform in all material respects each of its obligations under this Agreement required to be performed by it at or before the Closing Date..

     6.2    Procedure and Effect of Termination. In the event of termination of
            ------------------------------------
this Agreement pursuant to Section 6.1 (b), written notice thereof shall be given by the terminating party to the other party and this Agreement shall terminate, and in the event of termination of this Agreement pursuant to Section 6.1(a) or 6.1(c), this Agreement shall terminate, and in each case the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto, and there shall be no liability on the part of either party, except as set forth in this Section 6.2 and in Sections 4.3(b) and 4.4, which Sections shall survive the termination of this Agreement and except that the foregoing shall not relieve any party from liability for damages actually incurred as a result of breach by it of this Agreement.


                                   ARTICLE 7

                          SURVIVAL AND INDEMNIFICATION
                          ----------------------------

     7.1    Survival. The representations, warranties, covenants and agreements
            ---------
of the parties hereto shall survive the execution and delivery hereof and the delivery of all of the documents executed in connection herewith and shall continue in full force and effect alter the date hereof and alter the Closing Date for a period of twelve months alter the Closing Date, except that (i) the covenants contained in this Article 7 and in Sections 3.5, 4.4 and 4.5 shall survive in perpetuity, and (ii) any covenants or agreements contained herein or made pursuant hereto which by their terms are to be performed alter the Closing Date shall survive until fully discharged. The date until which the representations, warranties, covenants and agreements of the parties hereto survive, as set forth herein, is known as the "Expiration Date".
                                              ------------------

     7.2    Indemnification of Buyer. Seller shall indemnify Buyer and hold
            -------------------------
Buyer harmless from and against any and all damage, loss, claim, obligation, liability, cost (including reasonable attorneys' fees and expenses whether incurred in a third party action or in an action to enforce this Agreement), expense or deficiency (collectively, "Loss and Expense") suffered by reason of,
                                     -------------------
arising out of or resulting from (i) any misrepresentation or breach of warranty made in this Agreement by Seller or (ii) any failure by Seller to fulfil any covenant or agreement under this Agreement; provided however, that Seller
                                                -----------------
shall not have any liability for indemnity hereunder to Buyer arising from any misrepresentation or breach of warranty (other than the representations in Sections 2.1 through 2.4(a) and 2.7 hereof unless the aggregate amount of all Loss and Expense arising from misrepresentation and breach of warranty exceeds FIFTY THOUSAND AND NO/lOO DOLLARS ($50,000.00) (the "Deductible") and, in such
                                                    -------------
event, B&L shall be required to pay the amount by which the aggregate amount of all such Loss and Expense exceeds the Deductible (but only for individual items of Loss and Expense which exceed ONE THOUSAND AND NO/lOO DOLLARS ($1,000.00)) but Seller shall in no event be obligated to provide indemnification for Loss and Expense arising from misrepresentation and breach of warranty aggregating in excess of 50% of the Consideration.

     7.3    Indemnification of Seller. In addition to the indemnities provided
            --------------------------
in Section 4.6 and 4.11 hereof, Buyer shall indemnify Seller and hold it harmless from and against any and all Loss and Expense suffered by reason of, arising out of or resulting from (i) any misrepresentation or breach of warranty made in or pursuant to this Agreement by Buyer, (ii) any failure by Buyer to fulfill any covenant or agreement under this Agreement, or (iii) the negligence or misconduct of Buyer in connection with its obligations hereunder, provided
                                                                     --------
the foregoing shall not apply to the provision by Buyer and its affiliates alter the Closing of Printing Materials, which shall be pursuant to separate agreements.

     7.4    Defense of Third Party's Claim. The indemnifying party shall have
            -------------------------------
the right to conduct and control, at its expense and through counsel of its own choosing, the defense of any claim, action or suit.


                                   ARTICLE 8

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     8.1    Amendment and Modification. This Agreement may be amended, modified
            ---------------------------
or supplemented only by written agreement signed by both parties.

     8.2    Waiver of Compliance. Except as otherwise provided in this
            ---------------------
Agreement, any failure of either of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     8.3    Notices. All notices and other communications hereunder shall be in
            --------
writing and shall be deemed given if delivered personally or three days alter mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided
                                              --------
however that notices of a change of address shall be effective only upon receipt
- -------
thereof):

          (a)     if to Seller, to:

                  Bausch & Lomb Incorporated
                  One Bausch & Lomb Place
                  Rochester, New York 14604
                  Attention: Diane C. Harris, Vice President - Corporate
                             Development

                  with copies to:

                  Stephen A. Hellrung,
                  Senior Vice President, Secretary and General Counsel

          (b)     if to Buyer, to:

                  Monroe Litho Inc.
                  39 Delevan Street
                  Rochester, New York 14605
                  Attention: Bill Turri

                  with copies to:

                  Graphic Industries, Inc.
                  2155 Monroe Drive, N.E.
                  Atlanta, Georgia 30324
                  Attention: Mark C. Pope

     8.4    Assignment. This Agreement and all of the provisions hereof shall be
            -----------
binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto, without the prior written consent of the other party hereto nor is this Agreement intended to confer upon any other person except the parties hereto and their respective successors and assigns any rights, remedies, obligations or liabilities hereunder.

     8.5    Governing Law. This Agreement shall be governed by the laws of the
            --------------
State of New York.

     8.6    Actions and Proceedings. Buyer hereby irrevocably consents to the
            ------------------------
nonexclusive jurisdiction and venue of the Courts of the State of New York and of any State or Federal Court located in Monroe County, New York in connection with any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     8.7    Counterparts. This Agreement may be executed in two or more
            -------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.8    Interpretation. The article and section headings contained in this
            ---------------
Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

     8.9    Severability. The invalidity or unenforceability of any particular
            -------------
provision of this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted. All provisions of this Agreement shall be enforced to the full extent permitted by law.

     8.10   Schedules. Disclosures included in any Schedule delivered pursuant
            ----------
to this Agreement shall be considered to be made for purposes of all Schedules. Inclusion of any matter in any Schedule does not imply that such matter would, under the provisions of this Agreement, have to be included in such Schedule.

     8.11   Entire Agreement. This Agreement, including the documents,
            -----------------
schedules, certificates and instruments referred to herein, embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such transactions, whether written or oral.

  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                             BAUSCH & LOMB INCORPORATED




                             Name:
                                  ------------------------------
                             Title:
                                   -----------------------------



                             MONRO   LITHO


                             By:
                                --------------------------------

                             Name:
                                  ------------------------------

                             Title:
                                   -----------------------------